LICENSE RENEWAL AGREEMENT

THIS LICENSE RENEWAL AGREEMENT ("Agreement") is made and effective as of August 15, 2002 by and between Vitamineralherb.com Corp., a Nevada Corporation ("Grantor"), and Netco Investments Inc. ("Licensee"), with reference to the following facts:

1. Grantor and Licensee entered into a license agreement dated March 15, 2000 (the "License") for the rights to sell within the Territory of Massachusetts certain Products from various suppliers on Grantor's Web Site.

2. The License provides for annual maintenance fees for the maintenance of Grantor's Web Site of $500 (the "Annual Fee(s)"). Grantor hereby acknowledges receipt of the Annual Fee for the year ended March 14, 2002 and waives any Annual Fees which are past due. Licensee undertakes to pay all Annual Fees from the date of this Agreement on a timely basis, on or before the anniversary date of the original License.

3. Paragraph 16 of the License provides for automatic renewals of the License absent notice of either party to the other of intent not to renew. Grantor hereby confirms renewal of the License for three years from the date of this Agreement.

4.   Notice. Any notice required to be given under the terms of this Agreement
     -------
     shall be sent as follows:

     If to Vitamineralherb.Com, Inc.: John T. Bauska
                                      PO Box 5034
                                      Alvin, TX 77512-5034

     If to Licensee:                  Netco  Investments  Inc.
                                      # 1001- 1166 Alberni Street
                                      Vancouver, British Columbia Canada V6E 3Z3

     Notice shall be deemed effective upon receipt if made by confirmed telecopy, personal delivery or 48 hours after deposit in the United States mad with the required postage.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

NETCO INVESTMENTS INC.                       VITAMINERALHERB.COM CORP.,
                                             A  NEVADA CORPORATION




______________/s/___________________         By:____________/s/________________
Michael  Jackson                                John  T.  Bauska